As filed with the Securities and Exchange Commission on May 14, 1998
                                                    Registration No. 333-_____

-------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               -------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      Under the Securities Act of 1933

                     METTLER-TOLEDO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

    Delaware                                                    13-3668641
(State or other jurisdiction of             (I.R.S.Employer Identification No.)
incorporation or organization)

                        Im Langacher, P.O. Box MT-100
                             CH 8606 Greifensee
                                 Switzerland
         (Address of principal executive offices, including zip code)

                      METTLER-TOLEDO INTERNATIONAL INC.
                 1997 AMENDED AND RESTATED STOCK OPTION PLAN

                             William P. Donnelly
                      METTLER-TOLEDO INTERNATIONAL INC.
                        Im Langacher, P.O. Box MT-100
                             CH 8606 Greifensee
                                 Switzerland

                    (Name, address and telephone number,
                 including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                           Proposed Maximum      Proposed Maximum
Title of securities    Amount to be        offering price        aggregate offering       Amount of
 to be registered       registered            per share               price            registration fee
----------------------------------------------------------------------------------------------------------

Common Stock           6,368,445(1)           * (2)                * (2)                 $23,726.83(2)
($.01 par value)
------------------------------------------- --------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)  As of the date hereof,  options to purchase 3,537,047 shares of Common
     Stock  of  the   Registrant   have  been   granted   pursuant  to  the
     Mettler-Toledo  International  Inc.  1997 Amended and  Restated  Stock
     Option Plan at a  weighted-average  exercise  price of $7.95 per share and 871,693 shares of Common Stock of the Registrant have been granted pursuant to the  Mettler-Toledo  International  Inc.  1997 Amended and
     Restated  Stock Option Plan at a  weighted-average  exercise  price of
     $15.89 per share.  The  registration  fee for the foregoing  shares is based  upon  such  exercise  prices.  Pursuant  to  Rule  457(c),  the registration  fee for the  1,959,705  remaining  shares not  currently subject to  outstanding  options is based upon a price of $19.625  per share,  the average of the high and low sales prices for the Company's common stock on May 11, 1998.

                              EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of 6,368,445 shares of common stock, par value $.01 per share (the "Common Stock"), which are issuable upon the exercise of options which have been, or remain to be, granted under the Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

     Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following  documents,  which are filed  with the  Securities  and
Exchange   Commission  (the   "Commission"),   are   incorporated  in  this
Registration Statement by reference:

(1)  The Company's  Annual Report on Form 10-K for the year ended  December
     31, 1997;

(2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998; and

(3) The description of the Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registration Statement on Form 8-A filed with the Commission on December 16, 1997, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-35597) (originally filed on September 15, 1997), as amended, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain Legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), London, England. A partnership in which partners of Fried, Frank, Harris, Shriver & Jacobson are partners is a shareholder of the Company.

     The financial statements incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by KPMG Fides Peat, independent auditors, as set forth in their report which is incorporated by reference herein and has been so incorporated in reliance upon the report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company or his serving at the request of the Company as a director, officer, employee or agent of another company or other entity. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's Amended By-laws provides for indemnification by the Company of its directors and officers to the full extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

     Pursuant to specific authority granted by Section 102 of the DGCL, the Company's Amended and Restated Certificate of Incorporation contains the following provision regarding indemnification of directors:

          "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

     The  Amended  By-laws  contain  the  following   provision   regarding
indemnification of directors and officers:

     "The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

     The Company has entered into agreements to provide indemnification for its directors and certain officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended By-Laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of any affiliate of the Company, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.  EXHIBITS

Exhibit No      Description Of Exhibit
----------      ----------------------

4.1 Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement, as amended (File No. 333-35597), on Form S-1 and incorporated by reference herein)

4.2 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ending December 31, 1997 and incorporated by reference herein)

4.3 Amended By-Laws of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the period ending December 31, 1997 and incorporated by reference herein)

4.4 Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 and incorporated by reference herein)

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement

23.1           Consent  of  Fried,  Frank,   Harris,   Shriver  &  Jacobson
               (included in Exhibit 5.1)

23.2           Consent of KPMG Fides Peat, Independent Auditors

24.1 Power of Attorney (included on the signature page included in this Part II)

ITEM 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)    to  include  any   prospectus   required  by  Section
                  10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
                  (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from   registration  by  means  of  a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 14TH OF MAY, 1998.

                                    METTLER-TOLEDO INTERNATIONAL INC.

                                    By:/s/ William P. Donnelly
                                       -------------------------------
                                               William P. Donnelly
                                               Chief Financial

                                  Officer

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose name appears below consitutes and appoints Robert F. Spoerry and William P. Donnelly, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related Registration Statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----

/s/ Robert F. Spoerry                                           May 14, 1998
-------------------------                                     ---------------
   Robert F. Spoerry       President and Chief Executive
                           Officer (Principal Executive
                           Officer), Director


/s/ William P. Donnelly                                         May 14, 1998
-------------------------                                     ---------------
   William P. Donnelly     Chief Financial Officer


/s/ Philip Caldwell                                             May 14, 1998
-------------------------                                     ---------------
   Philip Caldwell         Chairman of the Board


/s/ Reginal H. Jones                                            May 14, 1998
-------------------------                                     ---------------
   Reginal H. Jones        Director


/s/ John D. Macomber                                            May 14, 1998
-------------------------                                     ---------------
   John D. Macomber        Director


/s/ John M. Manser                                              May 14, 1998
-------------------------                                     ---------------
   John M. Manser          Director



/s/ Laurence Z.Y. Moh                                           May 14, 1998
-------------------------                                     ---------------
   Laurence Z.Y. Moh       Director


/s/ Thomas P. Salice                                            May 14, 1998
-------------------------                                     ---------------
   Thomas P. Salice        Director







                             EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION OF EXHIBIT

4.1 Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement, as amended (File No. 333-35597), on Form S-1 and incorporated by reference herein)

4.2 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ending December 31, 1997 and incorporated by reference herein)

4.3 Amended By-Laws of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the period ending December 31, 1997 and incorporated by reference herein)

4.4 Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 and incorporated by reference herein)

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement

23.1           Consent  of  Fried,  Frank,   Harris,   Shriver  &  Jacobson
               (included in Exhibit 5.1)

23.2           Consent of KPMG Fides Peat, Independent Auditors

24.1 Power of Attorney (included on the signature page included in this Part II)